UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 10, 2007


                                West Marine, Inc.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                        0-22512                   77-0355502
-----------------               ---------------           ------------------
(State or other                  (Commission               (I.R.S. Employer
 jurisdiction of                 File Number)              Identification No.)
 incorporation)



                               500 Westridge Drive
                          Watsonville, California 95076
      ---------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700
                             -----------------------
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the
    Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the
    Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Please see "Compensation Arrangements for Geoffrey E. Eisenberg" under Item 5.02 below for information regarding a confidentiality and non-solicitation agreement and an indemnification agreement that we have entered into with Geoffrey A. Eisenberg.


Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


Departure of Peter L. Harris

Peter L. Harris has resigned as president and chief executive officer of the company effective December 10, 2007. Mr. Harris also resigned as a director as of December 10, 2007.


Appointment of Geoffrey E. Eisenberg as President and Chief Executive Officer

Also on December 10, 2007, the board of directors appointed Mr. Eisenberg as the company's new president and chief executive officer, effective that day. Mr. Eisenberg has served as a director of the company since 1977 and held several executive positions with West Marine from 1976 until 1994. For more information regarding Mr. Eisenberg's background, see our proxy statement filed on April 12, 2007.

Compensation Arrangements for Geoffrey E. Eisenberg

We have entered into a letter agreement, dated as of December 10, 2007, with Mr. Eisenberg setting forth the terms of his employment. The letter agreement provides for a three-year term and an annual base salary of $499,000. In addition, beginning in 2008, Mr. Eisenberg will be eligible for an annual bonus up to the amount of his annual base salary based on the achievement of the business plan for that year and an additional bonus of up to $250,000 based on progress made toward achieving strategic goals of the company under a 2008 incentive plan for senior management to be adopted by our board of directors. This additional bonus is expected to be paid in either restricted stock or deferred compensation.

Under the letter agreement, we will award Mr. Eisenberg an option to purchase 400,000 shares of our common stock under the terms of our Omnibus Equity Incentive Plan, to the extent such shares are available under the plan. These options will have a term of five years and vest in three annual installments of 33%, 33% and 34%, respectively. Pursuant to our equity award grant policy, the grant date for these options will be January 15, 2008. In addition, for fiscal years 2009 and 2010, Mr. Eisenberg will receive additional stock options to purchase up to 50,000 shares of our common stock. Receipt of these additional stock options will be based on achieving certain performance goals and vesting for these options will be accelerated so that the options granted in 2009 will vest over a two-year period (at annual installments of 50% each), and the options granted in 2010 will fully vest after one year from the date of grant, upon achieving other goals to be established by our board of directors. Additionally, under the agreement, all stock options granted on or after January 15, 2008 will immediately vest in the event of a change of control.

In the event Mr. Eisenberg is terminated without cause or resigns for good reason or resigns within 180 days following a change of control, Mr. Eisenberg is entitled to continued payment of his annual salary for a period of one year from such termination (subject to a modification in the schedule of payments if necessary to comply with Internal Revenue Service deferred compensation rules), the annual bonus he would have been entitled to for the year in which he was terminated, COBRA premiums for a period of no more than one year and a one-year period from the date of his termination to exercise any vested options (provided that such one-year period cannot extend beyond the expiration date of any stock option). The agreement also provides for continuation of base salary for three month and six months in the event of death or termination in connection with a disability, respectively.

We have also entered into a confidentiality and non-solicitation agreement as well as our standard indemnification agreement with Mr. Eisenberg. Under these agreements, Mr. Eisenberg has agreed to keep certain West Marine information confidential and to not solicit our employees or independent contractors to terminate their relationship with us or interfere with any of our relationships with customers and suppliers during his term of employment and for two years thereafter, and we have agreed to indemnify Mr. Eisenberg against certain claims that may arise from his service to us.

The foregoing is a summary of the material terms of the letter agreement, the confidentiality and non-solicitation agreement and the indemnification agreement. As a summary, it does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreements that are being filed with or incorporated into this report as Exhibits 10.1, 10.2 and 10.3 and are each incorporated herein by this reference.

Consistent with the company's director compensation policy, Mr. Eisenberg will no longer be compensated for serving on the board of directors.

Item 9.01.  Financial Statements and Exhibits.

            (a) Not Applicable.

            (b) Not Applicable.

            (c) Not Applicable.

            (d) Exhibits:

                10.1* Letter Agreement, dated as of December 10, 2007,
                      between West Marine, Inc. and Geoffrey A. Eisenberg.

                10.2 Confidentiality and Non-Solicitation Agreement, dated as of December 14, 2007, between West Marine, Inc. and Geoffrey A. Eisenberg.

                10.3 Form of Indemnification Agreement between West Marine, Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to West Marine's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002).

     * A management contract or compensatory arrangement within the meaning of Item 601(b)(10)(iii) of Regulation S-K.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   WEST MARINE, INC.



Date:  December 14, 2007           By: /s/ Pamela J. Fields
                                       ----------------------------------
                                       Pamela J. Fields, Esq.
                                       Secretary and General Counsel

                                                                  Exhibit 10.1


                            [WEST MARINE LETTERHEAD]

                                December 10, 2007

Geoff Eisenberg
43 Hollins Drive
Santa Cruz, CA  95060

Dear Geoff:

I am pleased to provide you with this letter setting out our agreement regarding your future employment with West Marine, Inc The entire Board of Directors and I are most pleased that you have accepted our offer. Beginning December 10, 2007, you will be employed as West Marine's President and Chief Executive Officer
(CEO). The term of this agreement is for a three year period through December 10, 2010, unless extended by further agreement or terminated, as provided in this agreement.

Cash Compensation. You will be paid a base salary at a rate of $499,000 per year. The Board may choose to grant you an increase in the rate of your base salary, in connection with an annual review of your performance.

Beginning with calendar year 2008, you will also be eligible to earn an annual bonus, under the terms of the bonus plan in effect at the time, in an amount equal to your annual base salary, based on achievement of the business plan approved by the Company's Board of Directors ( the "Board") for that year (the "Annual Bonus").

In addition, you will develop, for Board review and approval, a long term incentive plan for senior management for 2008. We have agreed that, under this incentive plan, you will be eligible to earn an additional bonus, up to a maximum of $250,000, based on progress made toward achieving the Company's strategic goals as established by the Board, which would be paid in restricted stock or deferred compensation.

Stock Options. Based upon the actions of the Governance and Compensation Committee, taken on December 10, 2007, on the 10th business day of the calendar month following December 10, 2007 (January 15, 2008), you will be awarded options to purchase 400,000 shares of the Company's stock, under the terms of the Omnibus Equity Incentive Plan, to the extent such options are available under the Plan, subject to the terms and conditions of the Plan and applicable stock option agreement. The options will have an exercise price per share equal to 100% of the fair market value per share on the grant date, will have a term of 5 years, and will vest in 3 annual installments of 33%, 33% and 34% provided you remain employed under this Agreement. In addition, for calendar years 2009 and 2010 (provided that you remain employedas CEO under this agreement through such anniversary dates and certain predetermined performance goals have been met), you will receive an award of options to purchase an additional 50,000 shares of the Company's stock, under the terms the Plan. Vesting for these options will be accelerated so that the options granted in 2009 will vest over a two (2) year period (at annual installments of 50% each), and the options granted in 2010 will fully vest after one (1) year from the date of grant, based on achievement of certain non-financial and financial goals that the Board will establish. Under the Company's current policy, these option grants typically would made in the first week of June. Additionally, all options granted on or after January 15, 2008 will immediately vest on a "Change of Control" as defined below.

Benefits. During your employment under this agreement you will be eligible to receive employee benefits under the terms of any employee benefit plan then in effect for the Company's executive employees, including any such retirement plan, and any such health, life and disability insurance plans. In addition, you will be afforded twenty-five (25) days of paid time off each year.

The Company will reimburse you for any reasonable expenses incurred by you in the course of performing your duties for the Company, in accordance with the Company's policies regarding employee expense reimbursement in effect at the time.

Termination. Should your employment with the Company terminate prior to December 10, 2010, as provided below, in the event of (i) your death; (ii) termination due to disability; (iii) termination for cause; (iv) termination without cause;
(v) resignation for good reason; or (vi) resignation upon change of control, you will be entitled to the following compensation.

         Death. In the event of your death, the Company will continue to pay your base salary, on the Company's regular pay dates, to the beneficiaries designated by you under the Company's employee life insurance plan, for a period of three months after your death.

         Disability. The Company may terminate your employment due to your disability, if you remain unable to perform the essential functions of your position for a period of twelve weeks or more in any twelve month period. In the event of the termination of your employment due to disability, the Company will continue to pay you your base salary, for a period of six months following the date of your termination (provided that, to comply with IRC Section 409A, the aggregate amount of such salary continuation does not exceed 200% of the maximum compensation taken into account under IRC Section 401(a)(17), which currently is $225,000 and is annually adjusted for inflation; the "409A Limit").

         Cause. The Company may terminate your employment for cause in the event of: (a) your willful material violation of a material Company policy or your gross negligence in the performance of your duties and responsibilities; (b) your willful commission of an act that constitutes gross misconduct that is materially injurious to the Company; (c) your willful material violation of a material federal or state law or regulation applicable to the Company's business, (d) your willful breach of a material provision of this Agreement; (e) your willful act of material dishonesty (including fraud or embezzlement) in connection with your employment with the Company, your duties or your title; or
(f) your conviction of, or your entry of a plea of guilty or nolo contendere to, any crime involving moral turpitude or any felony.

         Termination Without Cause. In the event that the Company chooses to terminate your employment prior to December 10, 2010, for reasons other than your death, disability or for cause as provided above, the Company will: (a) continue to pay you your base salary for a period of one year after your termination; (b) pay you a pro rata Annual Bonus, if earned, at the time when Annual Bonuses are paid to other Company executives for the year in which your termination occurred, calculated by multiplying the amount of the Annual Bonus you would have earned had you remained employed through the end of the year by a fraction, the numerator of which will be the number of days you were employed in the applicable year prior to your termination and the denominator of which will be 365; (c) pay the premiums to continue your Company health insurance coverage under COBRA for a period of twelve months, or until you become eligible for coverage under another employer's group health insurance plan, whichever is a shorter period of time; and (d) extend, for a period of up to one year following the date of your termination (but not beyond the expiration of the option, generally 5 years from grant) your right to exercise any stock options that had vested prior to your termination (even though the Plan generally requires the options to be exercised within 90 days of your termination). Hereafter items
(a), (b), (c,) and (d) above are collectively referred to as a Separation Package. Your receipt of the Separation Package under this Agreement is contingent on your signing (and not revoking) a general release in a form satisfactory to the Board. In the event the value of the salary continuation you are scheduled to receive in the six month period following your separation from service exceeds the 409A Limit, then the salary continuation shall be suspended when it reaches such limit, and any suspended payments shall be paid in a lump sum (without any interest) immediately following the expiration of six months following your separation from service, and the remaining salary continuation shall be paid over the remaining six months in accordance with this agreement.

         Resignation for Good Reason. You may resign your employment for good reason, in the event that the Company is in material breach of any of the material terms of this agreement, provided that you have first notified the Board of Directors, in writing, of your intent to terminate your employment for good reason, within 90 days of the material breach, identifying specifically the manner in which you believe the Company is in material breach of any material term of this agreement and provided that the Company has not cured such breach within thirty days after the Board has received this notice. In the event of your resignation for good reason as provided above, you will be eligible to receive a Separation Package.

         Resignation Upon Change of Control. In the event that you resign your employment within 180 days following a Change of Control you will be eligible to receive a Separation Package. For purposes of this agreement, a "Change of Control" means any transaction or series of related transactions that results in one person, or more than one person acting as a group, acquiring ownership, directly or indirectly, of more than 50% of the aggregate voting power of all classes of equity securities of the Company, except if such person or entity is
(a) a subsidiary or parent of the Company; (b) the Company's equity-based incentive compensation plan; (c) an entity formed to hold the Company's common equity securities, provided the owners of such entity, on the date such entity became the holder of the Company's common equity securities, are comprised of substantially all of the equity owners of the Company immediately prior to that date; or (d) Randy Repass, his family or a trust, partnership or other entity that benefits primarily Mr. Repass or his family.

         Payment/Benefits on Termination or Resignation of Employment. Upon termination or resignation of your employment with the Company, at any time and for any reason (including the expiration of the term of your employment under this agreement), you will no longer receive any pay or benefits from the Company except for: (a) the applicable payments and benefits outlined in the applicable subsections of this Termination section; (b) payment of your base salary earned through your termination date, but not yet paid; (c) payment of any bonus earned, but not yet paid (in other words, where your termination date occurs after the end of the applicable bonus year, but bonuses for the year have not yet been paid); (d) reimbursement of any business expenses incurred prior to your termination which had not yet been reimbursed, in accordance with Company policies on the reimbursement of business expenses; and (e) any benefits for which you may remain eligible following termination of employment under the terms of applicable Company employee benefit plans.

Confidentiality and Non-Solicitation. As with all employees you will be subject to all Company policies regarding protection of confidential information and intellectual property and you will sign a separate agreement to memorialize the same. Any matter or material created by you or made available to you in the course of your employment under this agreement will be owned solely by the Company and you will not have any ownership or other rights in that matter or material regardless of your role in creating or procuring it.

Arbitration. With the exception of a suit for injunctive or equitable relief, in the event that a dispute arises concerning the interpretation or enforcement of this agreement, or any other related matter, the parties agree that any such dispute shall be resolved by a three member arbitration panel in Santa Cruz, California in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Executive therefore specifically waives any right to jury trial on such disputes. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of a writ for its collection. The Company shall pay the cost of the arbitrator, and unless the arbitrator otherwise determines, each party shall be responsible for his or its cost of the arbitration (e.g., attorneys fees). The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than arbitrator(s)), and the determination thereof, unless otherwise required by law. Nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief for enforcement of any restrictive covenants in this agreement.

Other Terms. This agreement supersedes any prior representations or agreements, whether written or oral, regarding your employment with the Company.

This letter may not be modified or amended, and no provision can be waived, except by a written agreement, signed by you and a representative authorized by the Board.

The terms of this letter will be governed by the laws of the State of California.

Neither you nor the Company may assign this agreement without the prior written consent of the other; provided that the Company may assign this agreement and any and all rights under it, without your consent, to an entity acquiring all or a substantial portion of the assets or the business of the Company, or an entity controlling, controlled by, or under common control with the Company or such a purchaser. This agreement will be binding on and inure to the benefit of both you and the Company and our respective successors and permitted assigns.

Geoff, please indicate your acceptance of our offer, by signing and dating this letter in the space provided below and return it to me.


                                         Very truly yours,



                                         West Marine, Inc.



                                         By:/s/ Randy Repass
                                            --------------------------------
                                            Randy Repass
                                            Chairman


Attachment

ACCEPTED AND AGREED:


/s/ Geoff Eisenberg                       December 14, 2007
----------------------------------
Geoff Eisenberg

                                                               Exhibit 10.2


                CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

This confidentiality and non-solicitation agreement ("Agreement"), effective as of December 10, 2007 ("Effective Date"), is intended to set forth in writing my responsibility as an Associate of West Marine, Inc. and its subsidiaries ("West Marine"). In consideration for West Marine offering me employment in accordance with the letter agreement dated December 10, 2007 (the "Employment Agreement"), I acknowledge and agree that:

1. Confidentiality. I will maintain in confidence and will not disclose or use, whether during or after the term of my employment any proprietary or confidential information belonging to West Marine ("Confidential Information"), whether or not in written form, except to the extent required to perform duties on behalf of West Marine. Confidential Information refers to any information which has commercial value and concerns the business of West Marine or its customers or suppliers, which was disclosed to me by West Marine or its customers or suppliers, or which was learned, discovered, developed, conceived, originated or prepared by me in the scope of my employment with West Marine. Such Confidential Information includes, but is not limited to, information relating to West Marine's products, product mix, finances, suppliers, customers, catalog mailing lists, sales and marketing plans, future business plans and any other information which is identified as confidential by West Marine. The obligations contained in this Section 1 shall not apply to any information (i) which becomes generally known in the trade or industry not as a result of a breach of this Agreement, or (ii) which was already known to me prior to my commencing employment with West Marine, or (iii) which was disclosed to me by a third party who does not owe a duty of confidentiality to West Marine and to whom West Marine does not owe a duty of confidentiality.

2. West Marines Materials. Upon voluntary or involuntary termination of my employment with West Marine or at any other time upon West Marine's request, I will promptly deliver to West Marine, without retaining any copies, all documents and other materials furnished to me by West Marine or prepared by me for West Marine.

3. No Competitive Employment While Employed. During the term of my employment with West Marine, I will not engage in any employment, consulting, or other activity in any business competitive with West Marine without West Marine's written consent.

4. Non-Solicitation. During the term of my employment with West Marine and for a period of two (2) years thereafter, (i) I will not solicit, or cause others to solicit, any employees or independent contractors of West Marine to terminate their relationship with West Marine, and (ii) I will not knowingly or intentionally interfere in any way with the contractual relationship between West Marine and any supplier or customer of West Marine.

5. Survival. Notwithstanding the termination of my employment, Section 1 ("Confidentiality") and 4 ("Non-Solicitation") shall survive such termination.

6. Specific Performance. A breach of any of the provisions of this Agreement will cause irreparable damage to West Marine for which there will be no adequate remedy at law, and West Marine shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

7. Severability. If any one or more of the provisions (or any put thereof) contained in this Agreement should, for any reason, be held to be unenforceable in any respect under the laws of the United States or any state thereof, such unenforceability shall not affect any other provisions, and this Agreement shall be construed in the applicable jurisdiction as if the unenforceable provision had not been contained herein.

8. Reformation. In the event that provisions for Section 3 or 4 should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding restrictive covenants, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

9. Entire Agreement. This Agreement, and the Employment Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified, and a provision can be waived, only with the written consent of both me and West Marine. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.


WEST MARINE, INC.                              ASSOCIATE


By:/s/ Randy Repass                            /s/ Geoff Eisenberg
   --------------------------                  -----------------------------
   Randy Repass, Chairman                      Geoff Eisenberg




                                               December 14, 2007